Exhibit 99.1

FOR FURTHER INFORMATION: Michael W. McCarthy Vice President – Corporate Communications Photronics, Inc. (203)775-9000 mmccarthy@brk.photronics.com

Press Release

FOR IMMEDIATE RELEASE

February 14, 2006

PHOTRONICS REPORTS FIRST QUARTER RESULTS

Revenues and Earnings Exceed Management’s Guidance

First Quarter Highlights:

•	Revenues of $111.9 million

•	Net income of $9.7million

BROOKFIELD, Connecticut February 14, 2006 — Photronics, Inc. (Nasdaq:PLAB), a worldwide leader in supplying innovative imaging technology solutions for the global electronics industry, today reported fiscal 2006 first quarter results for the period ended January 29, 2006.

Sales for the quarter were $111.9 million, up 10.6%, compared to $101.2 million for the first quarter of fiscal year 2005. Net income for the first quarter of fiscal year 2006 amounted to $9.7 million, or $0.21 per diluted share compared to net income of $4.5 million, or $0.13 per diluted share for the first quarter of fiscal 2005. Net income for the first quarter of fiscal year 2005 included $1.2 million of expense, or $0.03 per diluted share related to the open market repurchase of $41.4 million of the Company’s outstanding 4 3/4% Convertible Subordinated Notes.

In commenting on Photronics’ strong first quarter performance, Michael J. Luttati, Chief Executive Officer stated, “Our first quarter performance proved to be more robust than historical patterns would indicate. We experienced broad based demand for both integrated circuit and flat panel display photomask technology and services as our customers were actively releasing new products and design iterations.” He added, “This was an important quarter for the Company and I am extremely proud of how our entire global organization responded to the challenge. We capitalized on opportunities in both advanced and mainstream technologies through our continued excellence in customer service and improving capabilities in new technology markets. Financially, we continue to focus on aggressive asset management, while remaining flexible so that we can make the selective investments necessary to achieve our strategic objectives. As our customers expand their mainstream business and transition to more complex technology nodes, we are determined to have our performance compel them to choose Photronics as their primary photomask supplier.”

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Photronics, Inc.      15 Secor Road    •    Brookfield, Connecticut 06804    •    (203)775-9000    •    www.photronics.com

PHOTRONICS REPORTS FIRST QUARTER RESULTS…............................................................…………………………….…PAGE TWO

A conference call with investors and the media to discuss these results can be accessed by logging onto Photronics’ web site at www.photronics.com, then clicking on the “Conference Calls” button in the top right corner of the home page. The call is scheduled for 8:30 a.m. Eastern Standard Time on Wednesday, February 15th and will be archived for instant replay access until the Company reports its fiscal second quarter results after the market closes on Tuesday, May 16, 2006. The live call dial-in number is (212)676-5290.

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Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors and flat panel displays, photomasks are used to transfer circuit patterns onto semiconductor wafers and flat panel substrates during the fabrication of integrated circuits, a variety of flat panel displays and, to a lesser extent, other types of electrical and optical components. They are produced in accordance with product designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this release are considered “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward looking statements involve risks and uncertainties. In particular, any statement contained in this release regarding the consummation and benefits of future acquisitions, expectations with respect to future sales, financial performance, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company. These factors may cause actual results, performance or achievements to differ materially from anticipated results, performances or achievements. Factors that might affect such forward looking statements include, but are not limited to, overall economic and business conditions; the demand and receipt of orders for the Company’s products; competitive factors in the industries and geographic markets in which the Company competes; changes in federal, state and foreign tax requirements (including tax rate changes, new tax laws and revised tax law interpretations); the Company’s ability to place new equipment in service on a timely basis; interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; economic and political conditions in international markets; the ability to obtain a new bank facility or other financings; the ability to achieve anticipated synergies and other cost savings in connection with acquisitions and productivity programs; the timing, impact and other uncertainties of future acquisitions and investments; the seasonal and cyclical nature of the semiconductor industry; the availability of capital; management changes; damage or destruction to our facilities by natural disasters, labor strikes, political unrest or terrorist activity; the ability to fully utilize its tools; the ability of the Company to receive desired yields, pricing, product mix, and market acceptance of its products; changes in technology; and other risks and uncertainties set forth in the Company’s SEC filings from time to time. Any forward-looking statements should be considered in light of these factors. The Company assumes no obligation to update the information in this release.

06-06

Photronics, Inc.      15 Secor Road    •    Brookfield, Connecticut 06804    •    (203)775-9000    •    www.photronics.com

PHOTRONICS, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(in thousands, except per share amounts)

	Three Months Ended
	January 29 2006	January 30 2005
Net sales	$111,948	$101,183
Costs and expenses:
Cost of sales	75,765	69,183
Selling, general and administrative	15,188	12,719
Research and development	8,250	7,774

Operating income	12,745	11,507
Other income (expense), net	1,772	(3,024)

Income before income taxes and minority interest	14,517	8,483
Income tax provision	3,818	1,835

Income before minority interest	10,699	6,648
Minority interest	(1,006)	(2,103)

Net income	$9,693	$4,545

Earnings per share:
Basic	$0.23	$0.14

Diluted	$0.21	$0.13

Weighted average number of common shares outstanding:
Basic	41,315	32,703

Diluted	50,946	42,294

PHOTRONICS, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

(in thousands)

	January 29 2006	October 30 2005
Assets
Current assets:
Cash, cash equivalents and short-term investments of $91,790 in 2006 and $90,600 in 2005	$262,630	$286,649
Accounts receivable	78,911	70,006
Inventories	23,166	20,536
Other current assets	10,097	7,144

Total current assets	374,804	384,335

Property, plant and equipment, net	447,959	412,429
Goodwill and other intangible assets	139,945	136,334
Other assets	12,790	12,631

	$975,498	$945,729

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$86,190	$4,813
Accounts payable	49,317	42,923
Other accrued liabilities	35,046	36,042

Total current liabilities	170,553	83,778

Long-term debt	157,322	238,949
Deferred income taxes and other liabilities	15,679	15,310
Minority interest	43,496	45,817

Shareholders’ equity	588,448	561,875

	$975,498	$945,729

PHOTRONICS, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended
	January 29 2006	January 30 2005
Cash flows from operating activities:
Net income	$9,693	$4,545
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,334	21,178
Loss on repurchase of notes	—	1,212
Changes in assets and liabilities and other	(20,664)	(2,287)

Net cash provided by operating activities	11,363	24,648

Cash flows from investing activities:
Purchases of property, plant and equipment	(28,535)	(15,937)
Purchases of short-term investments	(5,693)	—
Proceeds from sales of short-term investments and other	6,637	53,906
Acquisition of additional interest in PK Ltd.	(8,432)	(40,350)

Net cash used in investing activities	(36,023)	(2,381)

Cash flows from financing activities:
Repayment of long-term debt, net	(632)	(44,218)
Proceeds from issuance of common stock	310	568

Net cash used in financing activities	(322)	(43,650)

Effect of exchange rate changes on cash flows	(227)	(2,311)

Net decrease in cash and cash equivalents	(25,209)	(23,694)
Cash and cash equivalents, beginning of year	196,049	142,300

Cash and cash equivalents, end of year	$170,840	$118,606

Supplemental disclosure of cash flow information:
Change in accrual for purchases of property, plant and equipment	$13,064	$2,606